Exhibit 21.1
Subsidiaries of Take-Two Interactive Software, Inc.

Name	Jurisdiction of Incorporation
2K Czech, s.r.o.	Czech Republic
2K Games (Chengdu) Co., Ltd.	China
2K Games Dublin Limited	Ireland
2K Games Madrid S.L.	Spain
2K Games (Shanghai) Co., Ltd.	China
2K Games, Inc.	Delaware
2K, Inc.	New York
2K Marin, Inc.	Delaware
2K Play, Inc.	Delaware
2K Games Songs LLC	Delaware
2K Games Sounds LLC	Delaware
2K Games Tunes LLC	Delaware
2K Studios Montreal, Inc.	Quebec
2K Vegas, Inc.	Delaware
2KSports, Inc.	Delaware
A.C.N 633 146 291 Pty Ltd.	Australia
Almost There Entertainment Limited	Ireland
Anomotion Interactive Inc.	British Columbia
Beijing StarLark Technology, Co., Ltd	China
Big Dog Holdings LLC	Delaware
Blue Shift, Inc.	California
Bytetyper Yazilim Ticaret Anonim Sirketi	Turkey
Cat Daddy Games, L.L.C.	Washington
Chartboost B.V.	Netherlands
Chartboost Tech, S.L.	Spain
Creasaur Teknoloji Ticaret Anonim Sirketi	Turkey
Dhruva Interactive Private Limited	India
DMA Design Holdings Limited	United Kingdom
Double Take LLC	Delaware
Dynamixyz SAS	France
Echtra Games, Inc.	California
Firaxis Games, Inc.	Delaware
Frog City Software, Inc.	Delaware
GameClub Inc.	Delaware
Gathering of Developers, Inc.	Texas
Gearbox Development Services, LLC	Texas
Gearbox Enterprises, LLC	Texas
Gearbox Production Services, LLC	Texas
Gearbox Productions, LLC	Texas
Gearbox Publishing, LLC	Texas
Gearbox Software, LLC	Texas
Gearbox Studio Quebec Inc.	Quebec

Name	Jurisdiction of Incorporation
Gearbox Studios, LLC	Texas
Gearbox Transmedia Services, LLC	Texas
Gearhead Entertainment, Inc.	Pennsylvania
Ghost Story Games, LLC	Delaware
Glennco Games, LLC	Delaware
Gram Games Limited	United Kingdom
Gram Games Teknoloji A.S.	Turkey
Groundhog 1, LLC	Delaware
Groundhog 2, LLC	Delaware
Hangar 13 UK Limited	United Kingdom
Indie Built, Inc.	Delaware
Inventory Management Systems, Inc.	Delaware
Joytech Europe Limited	United Kingdom
Joytech Ltd.	Hong Kong
Kush Games, Inc.	California
LILW12TH, Inc.	Delaware
Little Dog Domestic Holdings LLC	Delaware
LVY Technology Limited	Hong Kong
Nanotribe GmbH	Germany
NaturalMotion Limited	United Kingdom
NaturalMotion Games Limited	United Kingdom
NaturalMotion Software Limited	United Kingdom
Nom Nom Nom d.o.o Beograd	Serbia
Nordeus d.o.o Beograd	Serbia
Nordeus Limited	Ireland
Parrot Games, S.L.U.	Spain
Peak Oyun Yazilim ve Pazarlama Anonim Şirketi	Turkey
Playdots, LLC	Delaware
Popcore GmbH	Germany
Popcore S.L.	Spain
RDIP Limited	United Kingdom
Rockstar Dundee Limited	United Kingdom
Rockstar Events Inc.	New York
Rockstar Games, Inc.	Delaware
Rockstar Games Songs LLC	Delaware
Rockstar Games Sounds LLC	Delaware
Rockstar Games Toronto ULC	British Columbia
Rockstar Games Tunes LLC	Delaware
Rockstar Games UK Limited	United Kingdom
Rockstar Interactive India LLP	India
Rockstar International Limited	United Kingdom
Rockstar Leeds Limited	United Kingdom
Rockstar Lincoln Limited	United Kingdom
Rockstar London Limited	United Kingdom

Name	Jurisdiction of Incorporation
Rockstar New England, Inc.	Delaware
Rockstar Records, LLC	Delaware
Rockstar San Diego, Inc.	Virginia
Rollic Games Germany GmbH	Germany
Rollic Games Oyun Yazilim ve Pazarlama Anonim Şirketi	Turkey
Rollingmedia Limited	United Kingdom
Segmatic Services (US), Inc.	Delaware
Small Giant Games Oy	Finland
Social Point, S.L.	Spain
Storemaven Ltd	Israel
T2 Developer, Inc.	Delaware
Take 2 Interactive Software Pty. Ltd.	Australia
Take 2 Productions, Inc.	Delaware
Take-Two Asia Pte. Ltd.	Singapore
Take-Two Australia Development Pty Ltd	Australia
Take-Two Chile SpA	Chile
Take-Two Contracting, LLC	Delaware
Take-Two Esports Holdings, LLC	Delaware
Take-Two Europe (Holdings) Limited	United Kingdom
Take-Two Games Songs LLC	Delaware
Take-Two Games Sounds LLC	Delaware
Take-Two Games Tunes LLC	Delaware
Take-Two GB Limited.	United Kingdom
Take-Two Holdings III LLC	Delaware
Take-Two Holdings II LLC	Delaware
Take Two Holdings LLC	Delaware
Take-Two Hong Kong Limited	Hong Kong
Take-Two Interactive Benelux B.V.	Netherlands
Take-Two Interactive Canada Holdings, Inc.	Ontario
Take-Two Interactive Canada, Inc.	Ontario
Take-Two Interactive Espana S.L.	Spain
Take-Two Interactive France SAS	France
Take-Two Interactive GmbH	Germany
Take-Two Interactive Japan G.K.	Japan
Take-Two Interactive Korea Ltd.	South Korea
Take-Two Interactive India Private Limited	India
Take-Two Interactive Software Europe Limited	United Kingdom
Take-Two Interactive Software Ireland Limited	Ireland
Take-Two Interactive Software ME Limited	United Kingdom
Take-Two Interactive Software UK Limited	United Kingdom
Take-Two Interactive Software Vancouver ULC dba Visual Concepts Blue Shift	British Columbia
Take-Two International B.V.	Netherlands
Take Two International GmbH	Switzerland
Take-Two Talent, LLC	Delaware

Name	Jurisdiction of Incorporation
Take-Two UK Holdings Limited	United Kingdom
Take-Two Vegas, LLC	Delaware
Talonsoft, Inc.	Delaware
Techcorp Ltd.	Hong Kong
The Gearbox Entertainment Company, Inc.	Delaware
Venom Games Limited	United Kingdom
Venues I, LLC	Delaware
Visual Concepts China Co., Ltd.	China
Visual Concepts Entertainment	California
Visual Concepts Hungary Kft	Hungary
VLM Entertainment Group, Inc.	Delaware
WC Holdco, Inc.	New York
Zero Sum Teknoloji Yazilim ve Pazarlama Anonim Sirketi	Turkey
ZINT HOLDINGS LLC	Delaware
Zynga Finland Oy	Finland
Zynga Game Canada Ltd.	British Columbia
Zynga Game Ireland Limited	Ireland
Zynga Game Network India Private Limited	India
Zynga Inc.	Delaware
Zynga Israel Ltd	Israel
Zynga Turkey Oyun Anonim Sirketi	Turkey